UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2018

POLAR POWER, INC.

 (Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37960 (Commission File Number)	33-0479020 (IRS Employer Identification No.)

249 E. Gardena Blvd., Gardena, California 90248

(Address of Principal Executive Offices) (Zip Code)

(310) 830-9153

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934. ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07	Submission of Matters to a Vote of Security Holders.

On December 28, 2018, the Company held its 2018 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (i) elected each of the persons listed below as a director for a one-year term, and (ii) ratified the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018. The matters voted on at the Annual Meeting and the votes cast with respect to each such matter are set forth below.

Proposal 1 – Election of Directors

	For	Against	Withheld	Broker Non-Votes
Arthur D. Sams	6,182,312	—	62,829	—
Keith Albrecht	6,222,690	—	22,451	—
Matthew Goldman	6,221,803	—	23,338	—
Peter Gross	6,225,105	—	20,036	—

Proposal 2 – Ratification of Appointment of Weinberg & Company, P.A. as the Company’s Independent Registered Public Accounting Firm for the year ended December 31, 2018

For	Against	Abstain	Broker Non-Votes
6,243,000	2,115	26	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 3, 2019

POLAR POWER, INC.

By:	/s/ Arthur D. Sams
Arthur D. Sams
President, Chief Executive Officer and Secretary

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